CONTACT:	FOR IMMEDIATE RELEASE Monday, November 12, 2007
Doral Financial Corporation Investor Relations & Media:
Olga Mayoral-Wilson, APR Lucienne Gigante (787) 474-6711
— DORAL FINANCIAL CORPORATION REPORTS RESULTS FOR 2007 THIRD QUARTER —
— NET LOSS OF $70.5 MILLION AND A PRE-TAX NET LOSS OF $148.4 MILLION, REFLECTS,
AMONG OTHER THINGS, A $126.2 MILLION CHARGE DUE TO DORAL’S SUCCESSFUL
BALANCE SHEET RESTRUCTURING —
— COMPANY VIEWS ITSELF AS WELL CAPITALIZED AND ACHIEVING SUBSTANTIAL
PROGRESS ON ITS TRANSFORMATION FOLLOWING THE JULY 19,2007 RECAPITALIZATION —
SAN JUAN, Puerto Rico — November 12, 2007 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that, with its previously disclosed successful recapitalization this past July and resolution of many of the past financial, legal and management issues that had beset the Corporation, it has the capital strength and competitive foundation necessary to move forward to build its long-term growth potential as a community bank. Among other initiatives, Doral reported that during the third quarter ended September 30, 2007 it had:
•	Raised $610 million in a recapitalization that gave the company an extremely strong capital base, with a leverage ratio of 11.6%, up from 4.5% as reported at June 30, 2006;

•	Strengthened its balance sheet and reduced interest rate risk by reducing its portfolio of available-for-sale investment securities and related liabilities by $1.9 billion at a loss of $126.2 million;

•	Expanded Net Interest Margin from 1.34% in the third quarter of 2006 to 1.81% in the third quarter of 2007;

•	Reduced its provision for loan and lease losses to $5.1 million compared to $10.1 million for the same period in 2006;

•	Grew loan production by 8% versus third quarter 2006, including a 19% increase in mortgage loan production; and,

•	Recognized $86.3 million of deferred tax assets.
Reflecting the costs and charges of eliminating many of its legacy issues, Doral incurred a net loss attributable to common shareholders for the third quarter of 2007 of $70.5 million, or a diluted loss per share of $1.59. For the third quarter of 2006, Doral incurred a net loss of $37.0 million, or a diluted loss per share of $6.85.
Glen R. Wakeman, CEO and President of Doral Financial stated, “The September 30, 2007 quarter marked a watershed period for Doral Financial. We successfully delivered on our goals to resolve our major legacy issues, add new capital for growth, sell non-core assets, and invest in an expanding platform of products and services consistent with our community bank focus. Doral is now well capitalized, we have capacity to grow and we are confident in our ability to deploy our capital, return to profitability, execute on fundamentals and build long-term value for all of our constituencies.”
Other key 2007 third quarter figures are as follows:
•	Net interest income for the third quarter of 2007 was $39.4 million, compared to $44.1 million for the same period in 2006. The decrease in net interest income for 2007, compared to 2006, was related to a decrease in interest income due to the sale of $1.9 billion in available-for-sale securities. This was partially offset by the reduction in interest expense related to the termination of the funding associated with the investment securities sold and to the repayment of $625 million in senior notes due on July 20, 2007 which was funded primarily from the $610 million equity investment by Doral Holdings on July 19, 2007, reducing the leverage of Doral Financial. This reduction in leverage also resulted in the increase in the net interest margin from 1.34% in the third quarter of 2006 to 1.81% in the third quarter of 2007. Average interest-earning assets decreased from $13.1 billion during the third quarter of 2006 to $8.7 billion for the third quarter of 2007, while the interest bearing-liabilities decreased from $12.5 billion to $8.1 billion, respectively.

•	For the third quarter of 2007, the provision for loan and lease losses was $5.1 million, compared to $10.1 million for the same period in 2006. The decrease in the provision for loan losses is principally related to the stabilization of delinquencies in the various loan receivable portfolios, following a period of substantial increases in the allowance for loan and lease losses over the last 18 months. Management remains cautious about the current economic environment and its potential impact on delinquencies and credit losses.

•	Non-interest loss for the third quarter of 2007 was $109.6 million, compared to a non-interest loss of $1.5 million for the same period in 2006. The non-interest loss during the third quarter of 2007 compared to the same period in 2006 was primarily driven by a significant loss related to the sale of $1.9 billion in available-for-sale investment securities. The sale and the cancellation of related borrowings used to finance these securities were completed during the third quarter of 2007, at a total pre-tax loss of approximately $126.2 million, consisting of a loss of $16.4 million on economic hedging transactions, a loss of $95.0 million on sale of investment securities, and a net loss on extinguishment of liabilities of $14.8 million. This loss was partly offset by gains from the sale of Doral Bank NY’s branch network and related assets which net $5.4 million during the third quarter of 2007. Non-interest income from the operations for the quarter, without taking into consideration the sale of the securities and related transactions was $11.3 million.

•	Non-interest expense for the third quarter of 2007 was $73.2 million compared to $60.3 million for the same period in 2006. The increase in non-interest expense for the quarter was driven primarily by a $10.4 million increase in compensation and benefits expenses, related to the recognition of $3.8 million of stock-based compensation related to the termination of stock options and the payment of $4.4 million remaining in an escrow account maintained on behalf of the Company’s Chief Executive Officer, the payment of $1.5 million in severance payments and the final $1.8 million payment for the Key Employee Incentive Plan. Non-interest expense for the third quarter of 2007 also reflects an increase of $6.5 million in other expenses principally associated with the recognition of a provision for possible losses from lawsuits arising in the ordinary course of business of approximately $1.0 million, interest paid on the settlement of the shareholder lawsuit of $1.3 million, increase in the recourse liability of $1.4 million, write off of certain uncollectible commissions of approximately $1.1 million and expenses related to foreclosure claims of approximately $1.2 million.

•	For the third quarter of 2007, Doral Financial recognized an income tax benefit of $86.3 million, compared to an income tax expense of $0.8 million for the corresponding period in 2006. The recognition of income tax benefit for the third quarter of 2007 is mostly related to the release of the valuation allowance of the deferred tax asset, primarily as a result of the recapitalization transaction of the Company.

•	During the third quarter of 2007, the Company had other comprehensive income of approximately $130.7 million related principally to the reversal of the other comprehensive losses related to the $1.9 billion of available-for-sale investment securities as of June 30, 2007, as the securities were sold during the quarter of 2007, and the loss was recognized in the statement of loss. As of September 30, 2007, the Company’s balance for accumulated other comprehensive loss (net of income tax benefit) decreased to $1.1 million, compared to $106.9 million as of December 31, 2006.

•	Doral Financial’s loan production for the third quarter of 2007 was $354.0 million including purchases of mortgage loans from third parties amounting to $21.1 million, compared to $329.1 million for the comparable period in 2006, an increase of approximately 8%. During the third quarter of 2006, the Company’s did not purchase mortgage loans from third parties.

•	Total assets as of September 30, 2007 were $9.5 billion, a decrease of 20% compared to $11.9 billion as of December 31, 2006. The decrease in total assets during 2007 was due primarily to a decrease in the Company’s securities portfolio of $1.9 billion, a result of the sale of available-for-sale investment securities during the third quarter of 2007.
Other Available Information
Doral has posted additional information about the quarter on its website at www.doralfinancial.com, including its Form 10Q filed with the Securities & Exchange Commission, and can be accessed by clicking on “Investor Relations” on the website’s main page and then clicking on “SEC Filings & other documents”.
Forward Looking Statements
This press release contains forward-looking statements. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.
Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the relative strength or weakness of the Puerto Rico and the United States economies;

•	changes in interest rates and the potential impact of such changes in interest rates on Doral Financial’s net interest income;

•	the performance of U.S. capital markets;

•	the fiscal and monetary policy of the federal government and its agencies;

•	the relative strength or weakness of the real estate markets and of the consumer or commercial credit sectors and its impact in the credit quality of Doral Financial’s loans and other assets;

•	Doral Financial’s ability to derive sufficient income to realize the benefit of its deferred tax assets;

•	potential adverse development from ongoing enforcement actions by bank regulatory agencies;

•	risks arising from material weaknesses in Doral Financial’s internal control over financial reporting; and

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
Doral Financial does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.
Investors should carefully consider these factors and the risk factors outlined under Item 1A, Risk Factors, in Doral Financial’s 2006 Annual Report on Form 10-K.
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